  Exhibit 10.4
LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is made as of the 19 day of March, 2012, by and between NOBLE FIBER TECHNOLOGIES, LLC, a Pennsylvania limited liability company (the Licensor”), and NANO MASK, INC., a corporation organized under the laws of the State of Nevada (the “Licensee”).
Recitals

A.
Licensor is a distributor of silver coated fibers (collectively, the “Fiber”) marketed under the trademark X-Static® (the “X-Static Trademark”). The Licensor is also the owner of the trademark The Silver Fiber® (the “Silver Fiber Trademark”).
B.
The X-Static Trademark and the Silver Fiber Trademark are collectively referred to herein as the “Trademarks.”
C.
Licensee is a manufacturer and distributor of the licensed products listed on Exhibit A attached hereto (the “Products”), into which the Licensee wishes to incorporate the Fiber (the Products containing the Fiber being referred to herein as the “Licensed Products”). Pursuant to the terms of this Agreement, the Licensee has agreed to purchase all silver fiber to be used in the Licensed Products from the Licensor and any fabrics or yarns containing the Fiber from Noble Licensed Mills (as defined herein).
D.
The Licensee desires to have the Licensor grant to the Licensee, and the Licensor has agreed to grant to the Licensee, a limited non-exclusive right and license to use the Fiber in the manufacture of Licensed Products throughout the World (the “Manufacturing Territory”) and a limited exclusive right and license to use the Trademarks in the sale and distribution of Licensed Products in Saudi Arabia, Egypt, Libya, Algeria, Morocco, Jordan, Iraq, Lebanon, Bahrain, Yemen, Kuwait, Omar, Qatar, Sudan, Syria and UAE (the “Marketing Territory”).
E.
The parties desire to enter into this Agreement to set forth their understanding with respect to the scope and term of the license.

NOW, THEREFORE, in consideration of the mutual premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Grant of License. Subject to the restrictions, limitations and conditions set forth in this Agreement, Licensor hereby grants to the Licensee: (i) a limited non-exclusive right and license to use the Fiber in the manufacture of Licensed Products in the Manufacturing Territory; (ii) a limited exclusive right and license to sell Licensed Products containing the Fiber in the Marketing Territory (“Exclusive Products”); and (iii) use the Trademarks in connection with the sale and distribution of Licensed Products in the Marketing Territory. For the purposes hereof, the terms “exclusive right” and “exclusive license” means that, for the initial term of this agreement (the “Exclusive Period”) from the date hereof, the Licensor shall not grant any new license agreements relating to the sale of the Exclusive Products, provided: (a) Licensee does not default under this Agreement, and (b) Licensee meets the minimum fiber purchase requirements (the “Minimum Fiber Purchases”) set forth on Exhibit “B” to this Agreement, In the event that Licensee does not meet the Minimum Fiber Purchases in any period, Licensor may, in its discretion, terminate the Exclusive Period and convert this Agreement to a non-exclusive agreement. No other right or license is granted by the Licensor to the Licensee, either express or implied, with respect to any other trademark, trade name, service mark, or other intellectual property right owned or possessed by, or licensed to, the Licensor. The Licensee shall not use the Fiber or the Trademarks in any manner not specifically authorized by this Agreement. The Manufacturing Territory and the Marketing Territory are collectively referred to herein as the “Territory”.
2.
Term. The term of this Agreement and the License granted hereunder shall begin on the date hereof and expire on December 31, 2016, unless sooner terminated as set forth herein. This License shall be eligible for one renewal period of five years, provided that: (i) the Licensee has not defaulted under the provisions of this Agreement and (ii) Licensor and Licensee agree in writing to Minimum Fiber Purchases for each of the additional years of the renewal period.
3.
Marketing Efforts. Licensee shall use best efforts to ensure the highest volume of sales of the Licensed Products and shall make and maintain adequate arrangements for the manufacture, distribution, advertising and promotion of the Licensed Products.

4.
Certain Limitations. Licensee shall have the right to use the Fiber (and any fabrics or yarns containing the Fiber) and the Trademarks solely in connection with the manufacture, sale and distribution of the Licensed Products during the Term and solely in the manner expressly permitted by this Agreement. Licensee shall not use the Fiber (and any fabrics or yarns containing the Fiber) or the Trademarks in any other manner.

5.
Compliance with Laws and Regulation. Licensee shall ensure that all Licensed Products are manufactured in accordance with all laws, rules and regulations pertaining the manufacture, sale, distribution, import or export of the Licensed Products, and any materials used in the manufacture thereof. The Licensee shall comply with all registration/qualification requirements in each jurisdiction in which the Licensed Products are manufactured, sold, distributed, imported or exported. The Licensee shall be solely responsible for all taxes, tariffs, and other fees due in connection with the manufacture, sale, distribution, export or import of the Licensed Products and the materials used in the manufacture thereof. Licensee shall promptly notify the Licensor, in writing, of any changes in any applicable laws, rules, regulations or registration/qualification requirements governing the manufacture, sale, distribution, import or export of the Licensed Products in any jurisdiction in which the Licensee manufactures, sells, distributes, imports or exports the Licensed Products or the materials used in the manufacture thereof.

6.
Retention of Records. During the term of this Agreement and for a period of three years thereafter (unless a longer period is required by any law, rule, regulation, or registration/qualification requirement of any applicable jurisdiction in which the Licensee manufactures, sells, distributes, imports or exports the Licensed Products or the materials used in the manufacture thereof), Licensee shall keep copies of representative documents showing the manner in which the Trademarks, or either of them, are used hereunder. Such documents shall include copies of all advertising appearing in any media, promotional materials, brochures and the like. The Licensor, or its duly authorized agents and representatives, shall have the right, upon forty-eight hours prior written notice, to examine such documents and other material, shall have access thereto during ordinary business hours and shall be at liberty to make copies of such documents and other material related thereto. At the Licensor’s request, the Licensee shall provide a copy of such records at the Licensor’s expense.

7.
Licensed Customers. The Licensee agrees that it will manufacture the Licensed Products containing the Fiber only for

a.
final sale to the end user of Licensed Products by the Licensee, or
b.
sale to Noble Licensed Customers. For the purposes of this Agreement, the term “Noble Licensed Customer” shall mean any person or entity which has executed a license or marketing agreement directly with the Licensor permitting such customer to sell or distribute the Licensed Products containing the Fiber. In the event any such Noble Licensed Customer fails to comply with the terms of such customer’s agreement with the Licensor, the Licensor shall notify the Licensee that such Noble Licensed Customer is in default under its agreement with the Licensor, and the Licensee agrees that it shall immediately cease to provide any Licensed Products containing the Fiber to such Noble Licensed Customer.

8.
Display of Trademarks.  Any use of the Trademark on the Licensed Products or on the packaging of Licensed Products shall be in the manner set forth in the Licensor’s Technology and Branding Guidelines (if provided to the Licensee) or in such other manner as may be approved by Licensor. If the Licensee requests that Licensor provide any hang-tags or sew-in labels for use with the Licensed Products, the Licensee shall pay to Licensor, all of Licensor’s costs for such hang-tags or sew-in labels, including any shipping charges Incurredincurred in connection therewith .

9.
Royalties.

a.
From and after the date of this Agreement, the Licensee shall pay quarterly royalties (the “Royalty Fee”) in an amount equal to [omitted, filed separately with the Commission] percent ([omitted, filed separately with the Commission]) of net sales of the Licensed Products sold, or otherwise distributed by Licensee hereunder .
b.
In the event that Licensor purchased fabric from a Noble Licensed Mill that has proven to have paid a royalty under the terms of its agreement with Noble, Licensee shall not be required to pay additional royalty as outlined in Section 9.a. above.
c.
Except as otherwise set forth herein, all royalty payments must be paid to the Licensor, in immediately available United States funds, within thirty (30) days after the end of each calendar quarter for the immediately preceding calendar quarter. If the Licensee fails to make any payment within ten (10) business days after receipt of notification that any such payment is due, the Licensor may, in its sole discretion, terminate this Agreement.

d.
During the Term of this Agreement, the Licensee shall keep accurate books of account and records covering all transactions relating to this Agreement at the Licensee’s principal place of business for not less than three (3) years after the expiration, or earlier termination, of this Agreement. The Licensor shall have the right, upon request but not more frequently than quarterly, to audit the books of the Licensee to determine compliance with this Agreement. If, as a result of such audit, the Licensor determines that additional royalty payments are due under this Agreement, the Licensee shall have thirty (30) days to make such additional royalty payments to the Licensor. In the event that the Licensee fails to make any such additional payment within such thirty (30) days, the Licensor may, in its sole discretion, terminate this Agreement.

e.
The receipt and deposit of monies by the Licensor shall not prevent or limit the Licensor’s right to contest the accuracy and/or correctness of any statement in respect of such monies.

f.
For purposes of this Agreement, “net sales” shall mean the total consideration charged by the Licensee in any transaction consummated or intended to be consummated by transfer of any of the Licensed Products, without deduction for any costs incurred, such as, but not limited to, costs of manufacture, sale, distribution or exploitation of the Licensed Products but less any applicable taxes, trade discounts actually given, returns for which any refund is paid and sales allowances.

10.
Purchase of Fiber.   The Licensee hereby agrees to purchase, during the Term of this Agreement, all of its requirements for silver coated fiber directly from the Licensor, In accordance with Licensor’s Order and Pricing Procedures in effect from time to time. In addition, the Licensee shall purchase all fabrics or yarns containing the Fiber for use in the Licensed Products from either the Licensor or from a Noble Licensed Mill (as defined herein). For the purposes hereof, a Noble Licensed Mill is a mill which has entered into a licensing arrangement with the Licensor for the manufacture of fabrics and/or yarns containing the Fiber. Upon notification from the Licensor that any Noble Licensed Mill Is in default under the terms of such Noble Licensed Mill agreement with the Licensor, the Licensee shall immediately cease to use such Noble Licensed Mill to provide fabrics or yarns containing the Fiber for use in the Licensed Products. In addition, in the event the Licensee uses a competing silver technology in products similar to the Licensed Products, Licensor shall have the right, in its discretion, to immediately terminate the License Agreement.

11.
Quality Controls.

a.
The Licensee agrees that the Licensed Products manufactured by the Licensee shall be of the highest standards and quality and that such products shall at all times comply with all requirements of all applicable laws and regulations, as well as Licensor’s Fiber Technical Advisory and Licensor’s Technology and Branding Guidelines (collectively “the Licensor’s Requirement Guidelines”), provided to Licensee upon execution of this Agreement. In the event the Licensee falls to follow the provisions of the Licensor’s Requirement Guidelines, the Licensor shall have the right, In its sole discretion, to immediately terminate Mill License Agreement. Prior to the sale or distribution of any Licensed Products, the Licensee shall submit a minimum of two (2) prototype samples of each style of Licensed Products to Licensor at the Licensor’s address set forth herein. All Licensed Products, at Licensor’s discretion, may be subject to two levels of testing:
i.
laboratory testing; and
ii.
field testing.
All costs and expenses incurred by the Licensor in connection with any third party testing of the Licensed Products, whether such tests are commissioned by the Licensee or the Licensor, shall be the responsibility of the Licensee, and the Licensee shall promptly reimburse the Licensor for such testing costs or expenses incurred by the Licensee within ten (10) days after Licensor provides to Licensee an invoice for such testing costs or expenses. Upon Licensor’s receipt of payment by Licensee of any amounts due to the Licensor in connection with any such testing, Licensor shall provide to the Licensee a certificate setting out the results of such testing and, if such test results are acceptable to Licensor, the Licensor’s approval of the Licensed Products for sale and distribution. If in the sole, but reasonable, determination of Licensor, the Licensed Products submitted for approval do not meet the quality standards of the Licensor, Licensor shall submit to the Licensee a notice of such findings including a description of the deficiencies found in such Licensed Products. Upon correction of such deficiencies, the Licensee shall submit new prototype specimens, in accordance with the provisions hereof, of the Licensed Products for Licensor’s approval. No Licensed Products shall be sold or otherwise distributed hereunder until such Licensed Products are approved by the Licensor.

b.
The Trademarks shall be permanently and conspicuously displayed on each Licensed Product (in the form of a sew-in label, heat transfer or embroidery), according to the specifications contained in the Licensor’s then current Technology and Branding Guideline. In addition, all advertising, promotional, packaging and other materials related to the Licensed Products shall conspicuously display the X-Static Trademark (and the Silver Fiber Trademark, if applicable), in the manner set forth in the Licensor’s Technology and Branding Guideline or in such other manner as maybe approved by Licensor. The Licensor reserves the right to approve all advertising, promotional, packaging and other materials of the Licensee, including, but not limited to, materials for television, newspapers, magazines, promotional flyers, brochures and other similar materials (collectively, the “Advertising Materials”), which incorporate the use of, or reference, either Trademark, including the type, color, size and design of signs or symbols depicting such Trademarks.
c.
In the event that the Licensor requests additional prototype samples of any Licensed Products, Licensee agrees to provide such additional samples to Licensor at the Licensee’s actual cost of manufacturing such additional samples of Licensed Products.
d.
Except as specifically provided for herein, no license under any intellectual property right of Licensor’s is either granted or implied by the conveyance of confidential information to Licensee. None of the confidential information which maybe disclosed by Licensor shall constitute any representation, warranty, assurance, guarantee or inducement of any kind including, without limitation, with respect to the non-infringement of intellectual property rights or other rights of third persons or of Licensor. If the Licensee uses any of the confidential information in the development of any intellectual property, such intellectual property shall be the property of Licensor and the Licensee shall execute such documents as may be necessary for the purpose of transferring any rights in which the Licensor has in such intellectual property. The Licensee shall not reverse engineer or otherwise attempt to duplicate any processes used in the development and manufacture of any materials provided by Licensor. Any intellectual property rights developed by a Licensee in violation of this paragraph shall be the property of the Licensor, and Licensee shall execute and deliver to Licensor such documentation as is necessary to evidence Licensor’s rights in such intellectual property.
e.
Licensor makes no warranty, either expressed or implied, including warranties of merchantability or of fitness for a particular purpose, for the Licensed Products referred to herein. No statements or recommendations contained herein are to be construed as inducements to infringe any relevant patent, now or thereafter in existence. Under no circumstances shall Licensor be liable for incidental, consequential, or other damages from alleged negligence, breach of warranty, strict liability, tort, contract or any other legal theory, arising out of the use or handling of the product or products referred to herein. The sole remedy of each Licensee, and the sole liability of Licensor for any claims shall be limited to the Licensee’s purchase price of the Licensed Product which is the subject of the claim or the amount actually paid for such Licensed Product, whichever is less. Technical advice furnished by Licensor shall not constitute a warranty, which is expressed disclaimed, all such advice being given and accepted at the Licensee’s risk. Notwithstanding the foregoing, Licensor shall indemnify the Licensee against any loss resulting solely from a defect in the Fiber which can be proven to have existed at the time the Fiber was delivered, FOB, Scranton, Pennsylvania.

12.
Trademark Protection.

a.
All trademarks, trademark rights, and goodwill created by the use of either Trademark by the Licensee shall inure solely to the benefit of the Licensor which shall own all such trademarks, trademark rights and goodwill created by such uses.
b.
The Licensee shall keep appropriate records relating to the dates when each Trademark is first used by the Licensee in connection with the operation of its business. If requested to do so by the Licensor, the Licensee agrees to supply the Licensor with samples of the Trademark usages in question and other information which will enable the Licensor to complete and obtain trademark applications or registrations or to evaluate or oppose any trademark applications, registrations, or uses of other parties.

13.
Use of Trademark. The Licensee recognizes that there is great value to the Licensor in the Trademarks and in the goodwill associated with the Trademarks and that nothing contained in this Agreement shall be construed as giving the Licensee any interest or property rights in the Trademarks, except the right to use such marks as specifically set forth in this Agreement. The Licensee agrees that it will not directly or indirectly assert any interest or property rights in the Trademarks, or either of them, or in any similar trademark in any the Territory. The Licensee acknowledges the validity of the Licensor’s rights and title to the Trademarks and agrees that the Licensee will not contest said rights or title.

14.
Infringements. If the Licensee learns that any person or entity is or may be making unauthorized use of either Trademark, each Licensee shall give the Licensor prompt written notice thereof, setting forth in full detail the actions by such person or entity. The Licensee agrees it shall not make any demands or claims, bring suit, effect any settlement, or take any other action for the infringement or possible infringement by any person or entity of the rights granted to the Licensee under this Agreement or of the Trademarks. The Licensee agrees to cooperate with the Licensor, without having to incur any out-of-pocket expenses, in connection with any action taken by the Licensor to terminate infringements and alleged infringements.

15.
Indemnification. The Licensee agrees to indemnify and hold the Licensor and its officers, directors, agents and employees, harmless from and against any and all claims, liabilities, judgments, penalties, losses, costs, damages and expenses, including reasonable attorneys’ fees, which may be incurred by or asserted against the Licensor by reason of or in connection with:

a.
any act under, or in violation of, this Agreement or otherwise relating to the transactions contemplated hereby;
b.
any failure by the Licensee to comply with all laws, rules, regulations or registration/qualification requirements of any jurisdiction in which the Licensee manufactures, sells, distributes, imports or otherwise deals with the Licensed Products or the materials used in the manufacture thereof, or to which the Licensee exports the Licensed Products.
c.
any use of the Trademarks in violation of this Agreement, by the Licensee or its subsidiaries, or the employees, agents, representatives or contractors of any of the foregoing;
d.
any alleged defect in any Licensed Products resulting from the Licensee’s use of the Fiber.

16.
Breach and Termination.

a.
Except as otherwise set forth herein, if the Licensee breaches any of the terms, conditions or provisions of this Agreement and fails to cure such breach within ten (10) days after receiving written notice thereof by from the Licensor specifying the particulars of the breach, the Licensor shall have the right to terminate this Agreement by giving written notice to the Licensee (such termination to be effective immediately upon the giving of such notice).
b.
Failure by the Licensee to pay any amounts owed for any order of the Fiber received from the Licensor, or under any other agreement between the Licensor and the Licensee, when such amounts become due and payable, shall be a breach of this Agreement. If the Licensee fails to cure such breach within ten (10) days after receiving written notice thereof from the Licensor concerning such nonpayment, the Licensor shall have the right, in its sole discretion, to terminate this Agreement immediately upon written notice to the Licensee.
c.
If the Licensee becomes insolvent, or if a petition for bankruptcy or reorganization is filed by or against it, or if any insolvency proceedings are instituted by or against it under the law of any jurisdiction, or if it makes an assignment for the benefit of its creditors, or is placed in the hands of a receiver, or if it liquidates its business in any manner, then in any such case the Licensor shall have the right to terminate this Agreement by written notice to the Licensee, its receivers, trustees, assignees or other representatives, provided, however, that in the case of involuntary bankruptcy, reorganization or insolvency proceedings, the same shall not constitute a default if defended in good faith by the Licensee and dismissed within thirty (30) days following the institution of any such proceedings. If the Licensor terminates this Agreement under the provisions of this paragraph 16(d), the Licensee, its receivers, trustees, assignees or other representatives shall have no right to use, distribute, place in any Advertising Materials or otherwise deal with the Trademarks except with and under the special written consent and instructions of the Licensor, which consent may be withheld for any reason.

17.
Effect of Termination. Upon the expiration or earlier termination of this Agreement:

a.
All rights granted to the Licensee hereunder shall automatically revert to the Licensor and the Licensee shall execute any and all documents requested by Licensor to evidence such reversion;
b.
Except as set forth in subparagraph (g) below, the Licensee shall immediately stop any use of the Trademarks, Including any use in connection with the manufacturing, distributing, selling, or in any way dealing with any Licensed Products, or any item pertaining to the Licensed Products, which display either the Trademarks of the Licensor’s name;
c.
The Licensee shall return to the Licensor all tags, labeling and printed material bearing either Trademark, all specifications and all other materials or documents in the Licensee’s possession that contains confidential information of the Licensor;
d.
The Licensee shall not use any trademarks similar to either Trademark;
e.
The Licensee shall, within thirty (30) days after such expiration or termination, deliver to the Licensor a complete and accurate statement indicating the description and location of all Licensed Products on hand and/or in the process of manufacture, as of both the date of such expiration or termination and the date of such statement;
f.
The Licensor shall have the right to enter onto the Licensee’s premises and/or the premises of any subcontractor of the Licensee to the extent that the Licensee has the right to grant such entry and to conduct physical inventories to verify the accuracy of the aforesaid statement; and
g.
Upon termination or expiration of this Agreement, the Licensee may sell existing inventories of Licensed Products (including Licensed Products on order) for a period of ninety (90) days, subject to all of the other terms and conditions hereof.

18.
Confidentiality.

a.
All materials, documents, information and equipment which either party supplies or discloses to the other party, whether in writing or orally, unless otherwise stated in writing by the disclosing party, shall be considered confidential information and/or trade secrets of the disclosing party. The receiving party agrees not to disclose any such matters to any third party without the disclosing party’s advance written consent and not to use it in any way detrimental to the disclosing party’s Interests. The receiving party further agrees to ensure that the dissemination of such information among its employees, agents, representatives and contractors is restricted to those persons who are obliged to maintain the confidentiality of the information and have a demonstrated need to have access to it in order to design, make, promote and sell Licensed Products. However, confidential information subject to the restrictions of this Section 18 shall not include:

i.
information currently in the public domain;
ii.
information which becomes public through no fault of the receiving party;
iii.
information previously known to the receiving party prior to its disclosure to the receiving party by the disclosing party, as shown by the receiving party’s contemporaneous written records; or
iv.
information disclosed to the receiving party by a third party not in breach of any agreement to protect the confidential nature of such information.

b.
The confidentiality provisions set forth in this Section 18 extend and shall apply to any persons engaged by either party as agents, including, without limitation, the parties’ respective employees, contractors, attorneys and accountants.
c.
No license under any intellectual property right is either granted or implied by the conveyance of confidential information to Licensee. None of the confidential information which may be disclosed by Licensor shall constitute any representation, warranty, assurance, guarantee or inducement of any kind including, without limitation, with respect to the non-infringement of intellectual property rights or other rights of third persons or of Licensor. If the Licensee uses any of the confidential information in the development of any intellectual property, such intellectual property shall be the property of Licensor and the Licensee shall execute such documents as may be necessary for the purpose of transferring any rights in which the Licensor has in such intellectual property. The Licensee shall not reverse engineer or otherwise attempt to duplicate any processes used in the development and manufacture of any materials provided by Licensor. Any intellectual property rights developed by a Licensee in violation of this paragraph shall be the property of the Licensor, and Licensee shall execute and deliver to Licensor such documentation as is necessary to evidence Licensor’s rights in such intellectual property.

d.
The parties agree that irreparable damage would result to the other party in the event that any of the confidentiality provisions contained in this Section 18 are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that, in addition to any other rights which the non-violating party may have at law or equity, the non-violating party will be entitled to an injunction or injunctions, without being required to post a bond, to prevent breaches hereof and to enforce specifically the terms and provisions of this letter pertaining to confidentiality.
e.
The obligations of each party under this Section 18 will remain in full force and effect for three (3) years following any termination of this Agreement.

19.
Representations and Warranties. Each of the parties to this Agreement represents and warrants to the other that:

a.
It is a duly formed and validly existing under and by virtue of its jurisdiction of formation. It is duly licensed and qualified in all other jurisdictions wherein the nature of the business transacted by it makes such licensing or qualification as a foreign corporation necessary, if any. It holds in full force and effect all permits, licenses and franchises necessary for it to carry out its operations in conformity with all applicable laws and regulations.
b.
The execution and delivery of this Agreement and the performance by it of all of its obligations hereunder:

i.
have been duly authorized by all requisite action;
ii.
will not violate or be in conflict with any provision of applicable law, any order, rule or regulation of any court or other governmental authority, any provision of its organizational documents, any resolution with continuing effect adopted by its governing body or any provision of any agreement or trust respecting securities of its issue or related rights; and
iii.
will not violate, be in conflict with, result in a breach of or constitute a default (with or without the giving of notice or the passage of time or both) under any material instrument, indenture, agreement or other obligation to which it is a party or by which it or any of its assets and properties is or may be bound or subject.

c.
No consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by it of this Agreement or the legality, validity, binding effect or enforceability of any of the respective representations, warranties, covenants and other terms and provisions thereof.

20.
Reservations of Rights. The Licensor reserves the right to use and license others to use Fiber (and fabrics or yarns containing the Fiber) in the manufacture, sale and distribution of products similar to the Licensed Products and to use the Trademark in the sale or distribution of products similar to the Licensed Products.

21.
Miscellaneous Provisions.

a.
Except as otherwise set forth herein, without the prior written consent of the Licensor, which consent may be withheld at the Licensor’s discretion, the Licensee shall not directly or indirectly assign, transfer, sublicense, or encumber any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Licensor and the Licensee.
b.
Nothing contained in this Agreement shall be construed so as to make the parties partners or joint venturers, or to permit the Licensee to bind the Licensor to any agreement or purport to act on behalf of the Licensor in any respect.

c.
No waiver or modification of any of the terms of this Agreement shall be valid unless in writing, signed by both parties. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, and a waiver by either party of a default in one or more instances shall not be construed as a continuing waiver or as a waiver in other instances.
d.
If any term or provision of this Agreement is for any reason held to be invalid, such invalidity shall not affect any other term or provision, and this Agreement shall be interpreted as if such term or provision had never been contained herein.
e.
All notices and other communications provided for hereunder shall be In writing and shall be duly given when personally delivered, telecopiedtele-copied (with electronic confirmation), deposited in the United States mail, certified or return receipt requested, postage prepaid, or delivered to Federal Express or any nationally recognized overnight courier service, and addressed or sent to the following address or telecopy number for the receiving party:

If to Licensor:
Noble Fiber Technologies, LLC.
300 Palm Street
Scranton, PA 18505
Telecopy: (570) 558-5351

If to Licensee:
Nano Mask Inc.
50 West Liberty Street, Suite 880
Reno, NV 89501

Any party may change its address or telecopy number for notices under this Agreement at any time by giving the other party written notice of such change. The Licensee is to provide Licensor with the information requested on Exhibit C hereto.

Licensee shall provide Licensor any and all changes to the information provided on Exhibit C hereto, within fifteen (15) days of any such change.

f.
Neither party hereto shall be responsible for any failures or delays which are due to causes beyond its control, including, without limitation, acts of God, acts of the government, war, fires, floods, strikes or failure of third parties (which parties are not an affiliate or subsidiary of such party) to comply with their obligations to such party.
g.
The paragraph and section headings of this Agreement are inserted only for convenience and shall not be construed as a part of this Agreement.
h.
This Agreement sets forth the entire understanding and agreement of the parties with respect to its subject matter. Any and all representations or agreements made by any agent or representative or either party to the contrary shall be of no effect.
i.
This Agreement shall be construed and governed in accordance with the Federal laws of the United States of America and the state laws of the Commonwealth of Pennsylvania, without regard to principles of conflict or choice of laws and regardless of the place or places of its physical execution and performance, and any suit or other action brought under this Agreement shall be brought in Scranton, Pennsylvania. The Licensee hereby irrevocably submits to the jurisdiction of the state and federal courts located in Scranton, Pennsylvania, and agrees that the Licensor shall not submit to the jurisdiction of any court located outside of the Commonwealth of Pennsylvania with respect to any suit or other action brought under this Agreement.
j.
All remedies conferred by this Agreement shall be cumulative, and the pursuit by any party of any such remedy shall not limit such party from pursuing any other remedy to which it may be entitled, whether under this Agreement or otherwise.
k.
Each party hereto shall at all times comply with all laws and regulations applicable to the transactions contemplated by this Agreement.
l.
In any action brought by a party hereto under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs, and expenses of suit.
m.
This Agreement may be signed in two or more counterparts, each of which shall be an original.

n.
The recitals to this Agreement are hereby incorporated and by this reference shall hereby become part of this Agreement as if set forth herein word for word.
o.
The parties hereto shall at any and all times, upon request by the other party, or its legal representative, make, execute, and deliver any and all such other and further instruments as may be necessary or desirable for the purpose of giving full force and effect to the provisions of this Agreement, without charge therefore.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

NOBLE FIBER TECHNOLOGIES, INC.
SIGNATURE
PRINT NAME	James F. Walsh
TITLE	Manager

NANO MASK INC.
SIGNATURE
PRINT NAME	Edward J. Suydam
TITLE	CEO & President

EXHIBIT A

LICENSED PRODUCTS
Healthcare Uniforms, Healthcare bedding textiles and curtains (cubicle and window)
for use in Acute Care and Extended Care Healthcare facilities

EXHIBIT B
Minimum Fiber Purchases
● 2012 - $ [omitted, filed separately with the Commission]
● 2013 - $ [omitted, filed separately with the Commission]
● 2014 - $ [omitted, filed separately with the Commission]
● 2015 - $ [omitted, filed separately with the Commission]
● 2016 - $ [omitted, filed separately with the Commission]

EXHIBIT C
LICENSEE CONTACT LIST

	NAME	EMAIL	PHONE
SALES MANAGER	Dave Willoughby	DavidW@NMIhealth.com	416-904-3411
PURCHASING AGENT
ACCOUNTS RECEIVABLE	Vicki Aksland	Vicki@NMIhealth.com	209-484-9655
ACCOUNTS PAYABLE	- -	- -	- -
PRODUCT CERTIFICATION
MARKETING/BRANDING	Silver Dare Plus
QUALITY ASSURANCE
LEGAL	John Thompson	johnt@jctlaw.org	801-541-1571
ROYALTY